UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.          )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Apple Inc.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT
TO THE
DEFINITIVE PROXY STATEMENT DATED JANUARY 12, 2023 FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MARCH 10, 2023

February 3, 2023

Alex Gorsky, a member of the board of directors of Apple Inc. (“Apple”) and a nominee for re-election to Apple’s board of directors at Apple’s 2023 Annual Meeting of Shareholders, has stepped down as director and Executive Chairman of Johnson & Johnson.

Except as specifically supplemented or amended by the information contained in this supplement to the definitive proxy statement filed on January 12, 2023 (the “Proxy Statement”), this supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement and Apple’s Annual Report on Form 10-K for the year ended September 24, 2022, as each contains information that is important to your decisions in voting at Apple’s 2023 Annual Meeting of Shareholders. Additional information is contained in the Proxy Statement that was previously made available to Apple shareholders. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 106 of the Proxy Statement for instructions on how to do so.